CERTIFICATE OF AMENDMENT
                             TO THE
                      CERTIFICATE OF TRUST

         FRANKLIN INSTITUTIONAL U.S. GOVERNMENT ARM FUND

The undersigned certifies that:

1.   The name of the business trust is FRANKLIN INSTITUTIONAL
     U.S. GOVERNMENT ARM FUND (the "Business Trust").

2.   The amendments to the Certificate of Trust of the Business
     Trust set forth below have been duly authorized by the Board of Trustees of the Business Trust:

     The Preamble is hereby amended to read as follows:

     "This Certificate of Trust of the FRANKLIN INSTITUTIONAL U.S. GOVERNMENT ARM FUND, a business trust registered under the Investment Company Act of 1940 (the "Business Trust"), is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. (section)(section)3801 seg.) and sets forth the following:"

     The Second Article is hereby amended to read as follows:

     "SECOND: As required by 12 De1. C. (section) (section) 3807 and 3810(a)(1)b, the name and business address of the Business Trust's Registered Agent for Service of Process and the address of the Business Trust's Registered Office are:

                                   Address of Business Trust's
                                   Registered Office and
                                   Business Address of
     Registered Agent              Registered Agent

     Corporation Trust             1209 Orange Street
     Company                       Wilmington, Delaware 19801


     The name and business address of each trustee of the Business Trust, effective on March 15, 1991, is as follows:

     Name                          Business Address

     Frank H. Abbott, III          1045 Sansome Street
                                   San Francisco, CA 94111

     Harris J. Ashton              22 Gate House Road
                                   Stamford, Connecticut 06902

     S. Joseph Fortunato           Park Avenue at Morris County
                                   P.O. Box 1945
                                   Morristown, N.J. 07962-1945

     David. W. Garbellano          111 New Montgomery St. #402
                                   San Francisco, CA 94105

     Henry L. Jamieson             777 Mariners Island B1vd.
                                   San Mateo, CA 94404

     Charles B. Johnson            777 Mariners Island Blvd.
                                   San Mateo, CA 94404

     Rupert H. Johnson, Jr.        777 Mariners Island Blvd.
                                   San Mateo, CA 94404

     Edmund H. Kerr                1 Liberty Plaza
                                   New York, N.Y. 10006

     Frank W. T. LaHaye            20833 Stevens Creek Blvd.
                                   Suite 102
                                   Cupertino, CA 95014"

3.   Pursuant to 12 Del. C. 13810(b)(1)c, this Certificate of
     Amendment to the Certificate of Trust of the Business Trust shall become effective on March 15, 1991.

4. This Amendment is made pursuant to the Fourth Article Of the Certificate of Trust which reserves to the Trustees the right to amend, alter, change or repeal any provision contained in the Certificate of Trust.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 7th day of March 1991.


                                   /s/ Charles B. Johnson
                                   Charles B. Johnson